UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 10, 2014

REDPOINT BIO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-51708	22-3393959
(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

Redpoint Bio Corporation

5501 Old York Road

Philadelphia, Pennsylvania 19141

(Address of Principal Executive Offices)

(215) 456-2312
Registrant’s Telephone Number, Including Area Code:

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On January 10, 2014, Redpoint Bio Corporation, a Delaware corporation (the "Company"), entered into an agreement (the “Agreement”) with Dr. F. Raymond Salemme, the Company’s former President and Chief Executive Officer (“Salemme”), relating to certain compensation amounts that the parties previously agreed would be deferred and paid only upon certain events in accordance with the Letter Agreement, dated June 12, 2012.  Pursuant to the Agreement, on or around January 15, 2014, the Company will pay Salemme a total of $46,284, in satisfaction of any and all amounts otherwise payable to Dr. Salemme if certain events occur under the Letter Agreement.

During December 2013, the Company settled an aggregate of $312,000 in accounts payable for an aggregate amount of $156,000 with certain of its creditors.  As of January 14, 2014 the Company had approximately $68,000 of cash and $196,000 in liabilities.  In addition, the Company has not filed any financial statements since June 30, 2012 and will incur additional expenses for audit and legal fees associated with the filing of any subsequent financial statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 14, 2014	REDPOINT BIO CORPORATION

	By:	/s/ Scott Horvitz
	Name:	Scott Horvitz
	Title:	President, Chief Executive Officer,
Chief Financial Officer, Treasurer,
and Secretary